UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

On December 4, 2014, Starwood Property Trust, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Management Agreement dated as of August 17, 2009 (as amended by Amendment No. 1 to Management Agreement, dated as of May 7, 2012, the “Management Agreement”), between the Company and SPT Management, LLC (the “Manager”) to clarify the calculation of the incentive compensation payable to the Manager as a result of the Company’s spin-off of Starwood Waypoint Residential Trust (“SWAY”) on January 31, 2014.

The definition of “incentive compensation” in the Management Agreement did not include language that accounted for a spin-off.  As a result, the Company’s independent directors decided that it was advisable, in order to reflect the original intent of the Management Agreement, for the Company to amend the Management Agreement to revise the definition of “incentive compensation” to account for the spin-off of SWAY when calculating incentive compensation payable to the Manager.  Specifically, the Amendment reflects the following revised definition of “incentive compensation” (revisions to the definition are reflected below in the underlined and bold text):

“Incentive Compensation” means the incentive management fee calculated and payable with respect to each calendar quarter (or part thereof that this Agreement is in effect) in arrears in an amount, not less than zero, equal to the difference between (1) the product of (a) 20% and (b) the difference between (i) Core Earnings of the Company for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price per share of the Common Stock of all of the Company’s public offerings of Common Stock multiplied by the weighted average number of shares of Common Stock outstanding (including, for the avoidance of doubt, any restricted shares of Common Stock, restricted stock units or any shares of Common Stock underlying other awards granted under one or more of the Company’s Equity Incentive Plans) in the previous 12-month period and (B) 8%, and (2) the sum of any Incentive Compensation paid to the Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that (1) no Incentive Compensation shall be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero and (2) for purposes of clause (1)(a)(ii)(A) above, on and after January 31, 2014, the computation of the weighted average issue price per share of the Common Stock shall be decreased to give effect to the book value per share on January 31, 2014 of the assets of the Company’s formerly wholly-owned subsidiary, Starwood Waypoint Residential Trust, which was spun-off on January 31, 2014, and the computation of the average number of shares of Common Stock outstanding shall be decreased by the weighted-average number of shares of Starwood Waypoint Residential Trust distributed in the spin-off on January 31, 2014.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Amendment No. 2, dated December 4, 2014, to Management Agreement, dated August 17, 2009, as amended, between Starwood Property Trust, Inc. and SPT Management, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2014	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2, dated December 4, 2014, to Management Agreement, dated August 17, 2009, as amended, between Starwood Property Trust, Inc. and SPT Management, LLC